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                             [Reznick Fedder & Silverman Letterhead]



                                       November 26, 2001


                      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                              ------------------------------------


We consent to the inclusion in this Post-Effective Amendment to the Registration Statement on Form S-11 of our reports dated March 20, 2001 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of December 31, 2000. We also consent to the reference to our firm under the caption "Experts."



                                           REZNICK FEDDER & SILVERMAN

                                           /s/ Reznick Fedder & Silverman